UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 3, 2012

Commission File Number: 1-14222

SUBURBAN PROPANE PARTNERS, L.P.

(Exact name of registrant as specified in its charter)

Delaware	22-3410353
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

240 Route 10 West

Whippany, New Jersey 07981

(973) 887-5300

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 OTHER EVENTS

As previously announced on our Current Report on Form 8-K, filed on April 26, 2012, we have entered into a contribution agreement with Inergy, L.P., a Delaware limited partnership (“Inergy”), Inergy GP, LLC, a Delaware limited liability company, and Inergy Sales & Service, Inc. (“Inergy Sales”), a Delaware corporation, to acquire the sole membership interest in Inergy Propane, LLC, now owned by Inergy, including certain wholly-owned subsidiaries of Inergy Propane, LLC, and certain assets of Inergy Sales. Attached as Exhibits 99.1 and 99.2, and incorporated by reference herein, are certain audited and unaudited financial statements of Inergy Propane, LLC, respectively.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(b)	Pro forma financial information

Attached as Exhibit 99.3 hereto, and incorporated by reference herein, is unaudited pro forma condensed combined financial information as of and for the six months ended March 24, 2012 and for the year ended September 24, 2011, which have been prepared to give effect to the acquisition of Inergy’s retail propane business. This unaudited pro forma condensed combined financial information is provided for illustrative purposes only and does not purport to represent what our actual results of operations or financial position would have been if the acquisition of Inergy’s retail propane business had occurred on the dates indicated, nor are they necessarily indicative of our future operating results or financial position.

(d)	Exhibits

23.1	Consent of Ernst & Young LLP

99.1	Audited Consolidated Financial Statements of Inergy Propane, LLC and its subsidiaries as of September 30, 2011 and 2010 and for the years ended September 30, 2011, 2010 and 2009.

99.2	Unaudited Consolidated Financial Statements of Inergy Propane, LLC and its subsidiaries as of March 31, 2012 and September 30, 2011 and for the six months ended March 31, 2012 and 2011.

99.3	Unaudited Pro Forma Condensed Combined Financial Information

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

May 3, 2012	SUBURBAN PROPANE PARTNERS, L.P.

	By:	/s/ MICHAEL A. STIVALA
Name: Michael A. Stivala Title: Chief Financial Officer

EXHIBITS

Exhibit No.	Exhibit

23.1	Consent of Ernst & Young LLP

99.1	Audited Consolidated Financial Statements of Inergy Propane, LLC and its subsidiaries as of September 30, 2011 and 2010 and for the years ended September 30, 2011, 2010 and 2009.

99.2	Unaudited Consolidated Financial Statements of Inergy Propane, LLC and its subsidiaries as of March 31, 2012 and September 30, 2011 and for the six months ended March 31, 2012 and 2011.

99.3	Unaudited Pro Forma Condensed Combined Financial Information